--------------------------------------------------------------------------------



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K


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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 9, 2006


--------------------------------------------------------------------------------




                                   CHARTERMAC
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


--------------------------------------------------------------------------------




                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


        1-13237                                         13-3949418
(COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)


                     625 MADISON AVENUE, NEW YORK, NY 10022
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 317-5700

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT


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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))


[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
           ---------------------------------------------

On August 9, 2006, CharterMac (the "Company") (NYSE: CHC) released a press release announcing its financial results for the second quarter and six months ended June 30, 2006. A copy of this press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information included in this Current Report, including the information included in Exhibit 99.1 attached hereto, is intended to be furnished pursuant to "Item 2.02. Disclosure of Results of Operations and Financial Condition" and not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12 (a) (2) of the Securities Act.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
           ------------------------------------------------------------------

(a).  Financial Statements
      --------------------

Not Applicable

(b).  Pro Forma Financial Information
      -------------------------------

Not Applicable

(c).  Exhibits
      --------

99.1 Press Release dated August 9, 2006, "CharterMac Reports Second Quarter Financial Results For 2006".

--------------------------------------------------------------------------------



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     CharterMac
                                                     (Registrant)

                                                     BY: /s/ Marc D. Schnitzer
                                                         ---------------------
                                                         Marc D. Schnitzer
                                                         Chief Executive Officer


August 9, 2006

AT THE COMPANY
--------------
Brenda Abuaf, Corporate Communications
(800) 831-4826


               CHARTERMAC REPORTS SECOND QUARTER FINANCIAL RESULTS


NEW YORK, NY - AUGUST 9, 2006 - CharterMac (the "Company") (NYSE: CHC) today announced financial results for the second quarter and six months ended June 30, 2006.

"CharterMac had two significant events occur in the second quarter of 2006, including the launch of our credit intermediation subsidiary, Centerbrook Financial LLC ("Centerbrook"), and the announcement of our pending acquisition of ARCap Investors LLC ("ARCap")," said Marc D. Schnitzer, Chief Executive Officer and President of CharterMac. "While both of these events are expected to contribute to Cash Available for Distribution ("CAD") in 2007, there were several significant costs associated with these transactions that impacted our financial results in the second quarter. Importantly, both transactions will result in significant cost savings to the Company going forward, as well as position the Company for stable growth in 2007 and beyond. Our core businesses performed as we had expected in the second quarter, and we believe we are well positioned to have a strong finish to the year."

FINANCIAL HIGHLIGHTS

CharterMac reported total revenues of approximately $79.2 million for the three months ended June 30, 2006. Adjusted to exclude the impact of consolidated partnerships, as discussed on the third page of this press release, total revenues were approximately $86.5 million, which represents an increase of approximately 1.2% as compared to similarly adjusted revenues of approximately $85.5 million for the three months ended June 30, 2005. For the six months ended June 30, 2006, CharterMac's total revenues were approximately $151.4 million.
Adjusted to exclude the impact of consolidated partnerships, total adjusted revenues for the six months ended June 30, 2006 were approximately $163.1 million, which represents an increase of approximately 11.3% as compared to similarly adjusted revenues of approximately $146.5 million for the six months ended June 30, 2005.

For the three months ended June 30, 2006, CharterMac earned net income of approximately $4.2 million, representing a decrease of 78.2% as compared to approximately $19.4 million for the three months ended June 30, 2005. On a diluted per share basis, net income was $0.05 for the three months ended June 30, 2006, representing a decrease of 84.8% as compared to $0.33 for the three months ended June 30, 2005.

A significant portion of the decrease in net income was due to the following:

     (i)  start-up costs associated with Centerbrook;
     (ii) restructuring and severance costs associated with the Company's pending acquisition of ARCap and with the transfer of the Company's loan servicing operation to Dallas, TX. As a result of this transfer, the Company believes that it will save between $2.5 million and $3.0 million per year in operating costs beginning in 2007;
     (iii) termination fees paid to third party credit providers, incremental interest costs and the write-off of deferred financing costs associated with the re-securitization of $804 million of CharterMac multifamily revenue bonds by Centerbrook. While there were significant fees associated with the launch of Centerbrook, CharterMac believes that Centerbrook will enable the Company to lower its cost of capital going forward. Specifically, with respect to the initial re-securitization transaction, the Company was paying third party credit providers 47.9 basis points in credit intermediation fees on an annual basis and will now capture 38% of those fees through Centerbrook, resulting in $1.5 million of annual savings;
     (iv) a decrease in the level of equity invested by our Fund Management business due to the timing of the closing of investment funds; and
     (v)  increased interest expense.

For the six months ended June 30, 2006, CharterMac earned net income of approximately $18.9 million, representing a decrease of 44.8% as compared to approximately $34.2 million for the six months ended June 30, 2005. On a diluted per share basis, net income was $0.28 for the six months ended June 30, 2006, representing a decrease of 52.5% as compared to approximately $0.59 for the six months ended June 30, 2005.

Similar to Net Income, Cash Available for Distribution ("CAD"), CharterMac's primary performance measure, was impacted by many of the same costs described above. For the three months ended June 30, 2006, CharterMac's CAD was approximately $23.9 million, representing a decrease of 37.6% as compared to approximately $38.4 million for the three months ended June 30, 2005. On a diluted per share basis, CAD was $0.41 for the three months ended June 30, 2006, representing a decrease of 37.9% as compared to approximately $0.66 for the three months ended June 30, 2005. For the six months ended June 30, 2006, CharterMac's CAD was approximately $39.2 million, representing a decrease of 28.1% as compared to approximately $54.5 million for the six months ended June 30, 2005. On a diluted per share basis, CAD was $0.66 for the six months ended June 30, 2006, representing a decrease of 29.8% as compared to CAD of $0.94 for the six months ended June 30, 2005.

Incremental costs for the second quarter and six months ended June 30, 2006, as discussed on the first page of this press release related to the launch of Centerbrook and the pending acquisition of ARCap (the majority of which were recorded in the second quarter) were as follows:


     (In thousands)                                                         Three Months Ended    Six Months Ended
                                                                              June 30, 2006        June 30, 2006
                                                                            ------------------    ----------------
     Centerbrook start-up costs                                                  $  3,758            $  4,313
     Restructuring costs in anticipation of ARCap acquisition                       1,995               1,995
     Restructuring of securitization programs - incremental interest expense        1,915               1,915
     Restructuring of securitization programs - termination fee                     1,420               1,420
     Restructuring of securitization programs - write-off of deferred costs         3,398               3,398
                                                                                 --------            --------
                                                                                   12,486              13,041
     Tax effect                                                                      (752)               (863)
                                                                                 --------            --------
     Net incremental costs                                                       $ 11,734            $ 12,178
                                                                                 ========            ========

Impact on Net Income (per Diluted share)                                         $   0.20            $   0.21
                                                                                 ========            ========
Impact on CAD (per Diluted share)                                                $   0.14            $   0.15
                                                                                 ========            ========


The following is a summary of our second quarter and six months ended June 30, 2006 production volume for each of CharterMac's business lines:

FUND MANAGEMENT

         Tax Credit Equity
         -----------------

During the three months ended June 30, 2006, CharterMac's subsidiary, CharterMac Capital, raised tax credit equity totaling approximately $308.1 million, bringing total tax credit equity raised for the first six months of 2006 to approximately $369.0 million. Of the $369.0 million, approximately $57.4 million was raised through credit intermediated funds in which the investors receive a specified rate of return.

In addition, CharterMac Capital, on behalf of investment funds, made equity investments in tax credit properties totaling approximately $278.6 million and $399.1 million during the second quarter and for the first six months ended June 30, 2006, respectively.

         AMAC
         ----

American Mortgage Acceptance Company ("AMAC") (AMEX:AMC), the publicly traded mortgage REIT that CharterMac advises, originated ten first mortgage loans and subordinated notes, totaling over $151 million in the second quarter. The originations were sourced through the Company's mortgage banking subsidiary, CharterMac Mortgage Capital.

MORTGAGE BANKING
----------------

During the three months ended June 30, 2006, the Company's subsidiary, CharterMac Mortgage Capital, originated approximately $458 million of loans, including over $151 million of loans for AMAC and $306.8 million of loans for Fannie Mae, Freddie Mac and conduits. Originations for the first six months of 2006 totaled $739.2 million, which is a 67.6% increase over total originations for the first six months of 2005.

Of the $739.2 million, approximately $41 million were commercial mortgage loans for office and retail properties, marking an expansion of our business beyond our traditional multifamily originations.

As of June 30, 2006, CharterMac Mortgage Capital's loan servicing portfolio had an outstanding principal balance of approximately $9.2 billion.

PORTFOLIO INVESTING
-------------------

During the three months ended June 30, 2006, CharterMac acquired mortgage revenue bonds totaling approximately $95.5 million in par value, secured by affordable multifamily properties aggregating 1,349 units, bringing the six month total to approximately $136.0 million.

As of June 30, 2006, CharterMac had ownership interests in mortgage revenue bonds with a fair value of approximately $2.6 billion, secured by 54,418 multifamily units in 30 states and the District of Columbia. As of that date, the mortgage revenue bond portfolio had a weighted average interest rate of 6.7%, a weighted average maturity of 34 years, and a weighted average pre-payment lockout of 12 years.

CENTERBROOK FINANCIAL LLC
-------------------------

During June 2006, CharterMac announced the launch of Centerbrook, marking the culmination of CharterMac's partnership with IXIS Capital Markets North America, Inc. Centerbrook plans to provide credit intermediation products, including credit default swaps, to the affordable housing finance industry. Concurrently with the launch, Centerbrook completed its first transaction, providing a pool of credit default swaps in connection with the re-securitization of $804 million of CharterMac's existing multifamily revenue bonds. Subsequent to quarter end, Centerbrook completed an additional re-securitization of $175 million of CharterMac's existing multifamily revenue bonds.

SHARE REPURCHASE PLAN
---------------------

During the second quarter of 2006, in connection with CharterMac's existing program to repurchase 1,500,000 of our common shares, the Company entered into a 10b5-1 trading plan to facilitate the purchases of shares under this program. Including purchases subsequent to the quarter end, CharterMac repurchased 748,800 of the Company's common shares through open market purchases using the plan.

CONSOLIDATED PARTNERSHIPS
-------------------------

As previously reported, CharterMac's earnings results include the results of partnerships consolidated pursuant to FASB Interpretation 46 ( R ), as well as other partnerships we control, but in which we have little or no equity interest. As CharterMac has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors. The consolidation, therefore, has an insignificant impact on net income, although certain CharterMac revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement.

MANAGEMENT CONFERENCE CALL
--------------------------

Management will conduct a conference call today at 11:00 a.m. Eastern Time to review the Company's second quarter financial results for the period ended June 30, 2006. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call 800-967-7141. A webcast of the presentation will be available live and can be accessed through the Company's website, http://www.chartermac.com. To listen to the presentation via webcast, please go to the website's "Investor Relations" section at least 15 minutes prior to the start of the presentation. For interested individuals unable to join the conference call, a replay of the call will be available through Sunday, August 13, 2006, at 888-203-1112 (Passcode 2964501) or on our website, through Wednesday, September 6, 2006.

SUPPLEMENTAL FINANCIAL INFORMATION
----------------------------------

For  more  detailed  financial  information,   please  access  the  Supplemental
Financial Package, which is available in the Investor Relations section of the CharterMac website at www.chartermac.com.

ABOUT THE COMPANY
-----------------

CharterMac, through its subsidiaries, is one of the nation's leading full-service real estate finance companies. CharterMac offers capital solutions to developers and owners of properties throughout the country and quality investment products to institutional and retail investors. For more information, please visit CharterMac's website at http://www.chartermac.com or contact the Investor Relations Department directly at 800-831-4826.

                           CHARTERMAC AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                    (In thousands, except per share amounts)



                                                               June 30,     December 31,
                                                                 2006           2005
                                                              ----------    ------------
                                                             (Unaudited)
Revenue bonds - at fair value                                 $2,413,949     $2,294,787
                                                              ----------     ----------
Net addition to assets from consolidation of partnerships     $3,518,378     $3,365,685
                                                              ----------     ----------
Total assets                                                  $7,303,740     $6,978,828
                                                              ----------     ----------

Liabilities:
  Financing arrangements                                      $1,600,778     $1,429,692
                                                              ----------     ----------
  Preferred shares of subsidiary (subject to mandatory
   repurchase)                                                $  273,500     $  273,500
                                                              ----------     ----------
  Notes payable                                               $  408,337     $  304,888
                                                              ----------     ----------
  Liabilities of consolidated partnerships                    $1,365,076     $1,627,556
                                                              ----------     ----------

Total liabilities                                             $3,812,371     $3,814,911
                                                              ----------     ----------

Minority interests in subsidiaries                            $  253,191     $  262,274
                                                              ----------     ----------
Preferred shares of subsidiary (not subject to mandatory
  repurchase)                                                 $  104,000     $  104,000
                                                              ----------     ----------
Partners' interests in consolidated partnerships              $2,156,653     $1,747,808
                                                              ----------     ----------

Total shareholders' equity                                    $  977,525     $1,049,835
                                                              ----------     ----------


                                                      ==============================================================================
                                                                                   Three Months Ended
                                                                                        June 30,
                                                      ------------------------------------------------------------------------------
                                                                       2006                                     2005
                                                      -------------------------------------   --------------------------------------
                                                                                       (Unaudited)
                                                          As                        As            As                        As
                                                       Reported  Adjustments(1) Adjusted(1)    Reported  Adjustments(1)  Adjusted(1)
                                                      ---------  -------------- -----------   ---------  --------------  -----------
Total revenues                                        $  79,231     $  7,293    $  86,524     $  78,480     $   6,996    $  85,476

Interest expense                                        (28,810)          --      (28,810)      (19,076)           --      (19,076)
General and administrative                              (39,861)          --      (39,861)      (33,068)           --      (33,068)
Depreciation and amortization                           (14,615)          --      (14,615)       (9,469)           --       (9,469)
Loss on impairment of assets                             (2,271)          --       (2,271)       (1,098)           --       (1,098)
Expenses and equity losses of consolidated
  partnerships                                          (99,799)      99,799           --       (86,374)       86,374           --
Equity and other income                                   3,548           (2)       3,546           552            --          552
Gain on sale of loans and repayment of
  revenue bonds                                           2,538           --        2,538         5,229            --        5,229

Income allocated to preferred shareholders
   and minority interests                                (3,208)          --       (3,208)       (9,437)           --       (9,437)

Loss allocated to partners of consolidated
  partnerships                                          107,090     (107,090)          --        93,370       (93,370)          --
                                                                    --------    ---------     ---------     ---------    ---------

Income before income taxes                                3,843           --        3,843        19,109            --       19,109

Income tax benefit                                          405           --          405           335            --          335
                                                                                                            ---------    ---------

Net income                                            $   4,248     $     --    $   4,248     $  19,444     $      --    $  19,444
                                                                    ========    =========     =========     =========    =========

  4.4% CRA Preferred dividend requirements               (1,188)          --       (1,188)           --            --           --
                                                      ---------     --------    ---------     ---------     ---------    ---------

Net income available to common and CRA
  shareholders                                        $   3,060     $     --    $   3,060     $  19,444     $      --    $  19,444
                                                      =========     ========    =========     =========     =========    =========

Net income per share:
   Basic                                              $    0.05     $     --    $    0.05     $    0.34     $      --    $    0.34
                                                                    ========    =========     =========     =========    =========
   Diluted                                            $    0.05     $     --    $    0.05     $    0.33     $      --    $    0.33
                                                                    ========    =========     =========     =========    =========

Weighted average shares outstanding:
   Basic                                                 58,639           --       58,639        57,890            --       57,890
                                                      =========     ========    =========     =========     =========    =========
   Diluted                                               58,919           --       58,919        58,274            --       58,274
                                                      =========     ========    =========     =========     =========    =========


                           CHARTERMAC AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                    (In thousands, except per share amounts)

                                              ==============================================================================
                                                                             Six Months Ended
                                                                                June 30,
                                              ------------------------------------------------------------------------------
                                                               2006                                     2005
                                              -------------------------------------   --------------------------------------
                                                                               (Unaudited)
                                                  As                        As            As                        As
                                               Reported  Adjustments(1) Adjusted(1)    Reported  Adjustments(1)  Adjusted(1)
                                              ---------  -------------- -----------   ---------  --------------  -----------

Total revenues                                $ 151,370     $  11,701    $ 163,071    $ 136,426    $  10,084     $ 146,510

Interest expense                                (50,642)           --      (50,642)     (34,380)          --       (34,380)
General and administrative                      (72,427)           --      (72,427)     (59,280)          --       (59,280)
Depreciation and amortization                   (23,528)           --      (23,528)     (17,165)          --       (17,165)
Loss on impairment of assets                     (2,271)           --       (2,271)      (1,098)          --        (1,098)
Expenses and equity losses of consolidated
  partnerships                                 (184,175)      184,175           --     (154,249)     154,249            --
Equity and other income                           4,058            (5)       4,053        1,076           --         1,076
Gain on sale of loans and repayment of
  revenue bonds                                   7,968            --        7,968        6,924           --         6,924

Income allocated to preferred shareholders
  and minority interests                        (10,643)           --      (10,643)     (17,058)          --       (17,058)

Loss allocated to partners of consolidated
  partnerships                                  195,871      (195,871)          --      164,333     (164,333)           --
                                              ---------     ---------    ---------    ---------    ---------     ---------

Income before income taxes                       15,581            --       15,581       25,529           --        25,529

Income tax benefit                                3,324            --        3,324        8,700           --         8,700
                                              ---------     ---------    ---------    ---------    ---------     ---------

Net income                                    $  18,905     $      --    $  18,905    $  34,229    $      --     $  34,229
                                              =========     =========    =========    =========    =========     =========

  4.4% CRA Preferred dividend requirements       (2,376)           --       (2,376)          --           --            --
                                              ---------     ---------    ---------    ---------    ---------     ---------

Net income available to shareholders          $  16,529     $      --    $  16,529    $  34,229    $      --     $  34,229
                                              =========     =========    =========    =========    =========     =========

Net income per share:
   Basic                                      $    0.28     $      --    $    0.28    $    0.59    $      --     $    0.59
                                              =========     =========    =========    =========    =========     =========
   Diluted                                    $    0.28     $      --    $    0.28    $    0.59    $      --     $    0.59
                                              =========     =========    =========    =========    =========     =========

Weighted average shares outstanding:
   Basic                                         58,609            --       58,609       57,856           --        57,856
                                              =========     =========    =========    =========    =========     =========
   Diluted                                       58,961            --       58,961       58,271           --        58,271
                                              =========     =========    =========    =========    =========     =========


   Reconciliation of Net Income to Cash Available for Distribution ("CAD")(2)
                                 (In thousands)

                                                                 =====================
                                                                  Three Months Ended
                                                                        June 30,
                                                                 ---------------------
                                                                   2006         2005
                                                                 ---------------------
Net Income                                                       $  4,248     $ 19,444
4.4% CRA Preferred dividends                                       (1,188)          --
Mortgage revenue bond yield adjustments                               468         (360)
Fees deferred for GAAP                                             10,574       14,292
Depreciation and amortization expense                              14,615        9,469
Gain on sale of loans                                              (2,190)      (5,012)
Tax adjustment                                                        187       (1,116)
Non-cash compensation                                               1,061        1,576
Difference between subsidiary equity distributions and income
  allocated to subsidiary equity holders                           (7,209)        (779)
Loss on impairment of assets                                        2,271        1,098
Other, net                                                          1,112         (208)
                                                                 --------     --------
CAD                                                              $ 23,949     $ 38,404
                                                                 ========     ========


   Reconciliation of Net Income to Cash Available for Distribution ("CAD")(2)
                                 (In thousands)

                                                                 =====================
                                                                    Six Months Ended
                                                                        June 30,
                                                                 ---------------------
                                                                   2006         2005
                                                                 ---------------------

Net Income                                                       $ 18,905     $ 34,229
4.4% CRA Preferred dividends                                       (2,376)          --
Mortgage revenue bond yield adjustments                               631         (850)
Fees deferred for GAAP                                              9,420       18,722
Depreciation and amortization expense                              23,528       17,165
Gain on sale of loans                                              (6,813)      (6,649)
Tax adjustment                                                        219       (9,481)
Non-cash compensation                                               3,413        3,534
Difference between subsidiary equity distributions and income
    allocated to subsidiary equity holders                        (10,234)      (3,354)
Loss on impairment of assets                                        2,271        1,098
Other, net                                                            240          127
                                                                 --------     --------
CAD                                                              $ 39,204     $ 54,541
                                                                 ========     ========


(1) As previously reported, CharterMac's earnings results include the results of partnerships consolidated pursuant to FASB Interpretation 46 ( R ), as well as other partnerships we control, but in which we have little or no equity interest. As CharterMac has virtually no equity interest in these partnerships, the net losses generated by them were allocated almost entirely to their investors. The consolidation, therefore, has an insignificant impact on net income, although certain CharterMac revenues are eliminated in consolidation and revenues and expenses of the consolidated partnerships are reflected in the income statement. The adjusted figures presented are not in accordance with generally accepted accounting principles ("GAAP") but are presented for the purpose of comparability..

(2) CharterMac believes that Cash Available for Distribution ("CAD") is helpful to investors in measuring the performance of our Company that it is the performance measure used by our chief decision-maker to allocate resources among our segments. CAD represents net income (computed in accordance with GAAP), adjusted for:

     o Cash fees and other revenues received but deferred in accordance with GAAP. Fees recognized for CAD but deferred for GAAP purposes are generally earned over a period of time in connection with certain of our product lines, such as fund sponsorship and credit enhancement fees.
     o The effect of straight line revenue recognition of interest income on revenue bonds with fixed changes in interest rates.
     o    Depreciation and amortization.
     o Non-cash gains recognized on sale of mortgage loans when servicing rights are retained.
     o    Losses on sales of loans or repayment of revenue bonds.
     o    Impairment losses.
     o The portion of tax benefit or provision that is not expected to be realized in cash.
     o    Non-cash compensation expenses.
     o The difference between earnings allocated to Subsidiary Equity in accordance with GAAP and distributions to holders of that equity.

There is no generally accepted methodology for computing CAD, and the Company's computation of CAD may not be comparable to CAD reported by other companies. CAD does not represent net cash provided by operating activities determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's performance, as an alternative to net cash provided from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indication of our ability to make cash distributions.

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CERTAIN  STATEMENTS IN THIS DOCUMENT MAY CONSTITUTE  FORWARD-LOOKING  STATEMENTS
WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND BELIEFS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES ARE DETAILED IN CHARTERMAC'S MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AND INCLUDE, AMONG OTHERS, ADVERSE CHANGES IN THE REAL ESTATE MARKETS INCLUDING, AMONG OTHER THINGS, COMPETITION WITH OTHER COMPANIES; INTEREST RATE FLUCTUATIONS; GENERAL ECONOMIC AND BUSINESS CONDITIONS, WHICH WILL, AMONG OTHER THINGS, AFFECT THE AVAILABILITY AND CREDIT WORTHINESS OF PROSPECTIVE TENANTS, LEASE RENTS AND THE TERMS AND AVAILABILITY OF FINANCING FOR PROPERTIES FINANCED BY MORTGAGE REVENUE BONDS WE
OWN;   ENVIRONMENT/SAFETY   REQUIREMENTS;   CHANGES  IN   APPLICABLE   LAWS  AND
REGULATIONS; OUR TAX TREATMENT, THE TAX TREATMENT OF OUR SUBSIDIARIES AND THE TAX TREATMENT OF OUR INVESTMENTS; RISK OF DEFAULT ASSOCIATED WITH THE MORTGAGE REVENUE BONDS AND OTHER SECURITIES HELD BY US OR OUR SUBSIDIARIES; RISKS ASSOCIATED WITH PROVIDING CREDIT INTERMEDIATION; RISK OF LOSS UNDER MORTGAGE BANKING LOSS SHARING AGREEMENTS; THE RISK THAT RELATIONSHIPS WITH KEY INVESTORS AND DEVELOPERS MAY NOT CONTINUE; OUR ABILITY TO GENERATE FEE INCOME MAY NOT CONTINUE; AND RISKS RELATED TO THE FORM AND STRUCTURE OF OUR FINANCING ARRANGEMENTS.. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS DOCUMENT. CHARTERMAC EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN CHARTERMAC'S EXPECTATIONS WITH REGARD THERETO OR CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.


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